Exhibit 107

Calculation of Filing Fee Tables

Form S-3

Midland States Bancorp, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)
Fees to Be Paid	Equity	Non-Voting Common Stock, $0.01 par value per share	457(o)
Fees to Be Paid	Equity	Preferred Stock, $2.00 par value per share	457(o)
Fees to Be Paid	Equity	Depositary Shares	457(o)
Fees to Be Paid	Debt	Debt Securities (2)	457(o)
Fees to Be Paid	Equity	Warrants (3)	457(o)
Fees to Be Paid	Equity	Units (4)	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$250,000,000		$250,000,000	.0000927	$23,175
	Total Offering Amounts					$250,000,000		$23,175
	Total Fees Previously Paid							—
	Total Fee Offsets							$6,171.86
	Net Fee Due							$17,003.14

(1)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of each security class listed in Table 1. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of common stock or other securities of the registrant as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.

(3)	Warrants exercisable for common stock, non-voting common stock, preferred stock, depositary shares, debt securities or other securities.

(4)	Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Midland States Bancorp, Inc.	S-3	333-219097	(1)	06/30/2017		$6,171.86	Unallocated (Universal) Shelf		(1)		(1)		(1)
Fees Offset Sources	Midland States Bancorp, Inc.	S-3	333-219097			6/30/2017									$22,805.40

(1)	On June 30, 2017, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-219097) (the “Original Registration Statement”), which registered (i) an aggregate principal amount of $165,000,000 of Common Stock, $0.01 par value per share, Non-Voting Common Stock, $0.01 par value per share, Preferred Stock, $2.00 par value per share, Debt Securities, Warrants and Units to be offered by the registrant from time to time, and (ii) 954,277 shares of Common Stock, to be offered by a selling shareholder (together, the “Original Offerings”). No securities were sold pursuant to the Original Offerings, and the Original Offerings have been completed. As a result, the registrant had $22,805.40 in unused filing fees associated with the Original Offerings. In accordance with Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant previously used (x) $3,653.54 of these unused filing fees to offset a registration fee payable in connection with the filing of its Registration Statement on Form S-3 (File No. 333-233503), and (y) $12,980.00 of these unused filing fees to offset a registration fee payable in connection with its Registration Statement on Form S-4 (File No. 333-234593). In accordance with Rule 457(p) under the Securities Act, the registrant is using the remaining $6,171.86 of these unused filing fees to offset a portion of the filing fee payable in connection with this filing.